Exhibit 99.1

ENTECH SOLAR, INC. SUBSCRIPTION RIGHTS CERTIFICATE FOR COMMON STOCK

THIS OFFER EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON September 20, 2010[1] ENTECH SOLAR, PER INC. SUBSCRIPTION RIGHTS CERTIFICATE FOR COMMON STOCK PRICE: $0.08 SHARE	[1] Unless earlier terminated by Entech Solar, Inc. in its sole discretion.

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon (a “Rights Holder”) is entitled to the number of transferable subscription rights (each, a “Right”) to subscribe for the number of shares of common stock, par value $0.001 per share (the “Common Stock”), of Entech Solar, Inc., a Delaware corporation (the “Company”), as specified herein, on the terms and subject to the conditions set forth in the Company’s prospectus dated August 6, 2010 (the “Prospectus”), which is incorporated herein by reference. Pursuant to the rights offering (the “Rights Offering”) described in the Prospectus, each stockholder owing Common Stock of the Company as of August 4, 2010 (such date, the “Record Date”) is entitled to receive one (1) Right for each share of Common Stock. Each Rights Holder is entitled to subscribe for 0.1166 of a share of Common Stock for each Right (the “Basic Subscription Right”) at the subscription price of $0.08 per share of Common Stock (the “Subscription Price”). Fractional shares of the Company’s Common Stock resulting from the exercise of the Basic Subscription Right will be eliminated by rounding down to the nearest whole share. If any shares of Common Stock available for purchase in the Rights Offering are not subscribed for by Rights Holders pursuant to the exercise of the Basic Subscription Right (such available shares, the “Remaining Shares”), a Rights Holder that has exercised fully its Rights pursuant to the Basic Subscription Right may subscribe for a number of Remaining Shares, on the terms and subject to the conditions set forth in the Prospectus, including as to proration and availability (the “Over-Subscription Privilege”). The Rights represented by this Subscription Rights Certificate may be exercised by duly completing Section 1 on the reverse side hereof and by returning the full payment of the subscription price for each share of Common Stock as described on the reverse side hereof. Special delivery instructions may be specified by completing Section 1 on the reverse side hereof. The Rights represented by this Subscription Rights Certificate may be transferred by duly completing Section 2 herein. THE RIGHTS EVIDENCED BY THIS SUBSCRIPTION RIGHTS CERTIFICATE MAY NOT BE EXERCISED UNLESS THE REVERSE SIDE HEREOF IS COMPLETED AND SIGNED, WITH A SIGNATURE GUARANTEE, IF APPLICABLE BY THE REGISTERED OWNER AS NOTED ABOVE. This certificate is governed by the laws of the State of Delaware.

THE RIGHTS ARE TRANSFERABLE

The Rights are transferable until September 14, 2010 (such date, as it may be extended or earlier terminated, the “Expiration Date”). An application has been filed for the Rights to be quoted on the Over-The-Counter Bulletin Board under the ticker symbol “ENSLR.OB” from August 6, 2010 until 5:00 p.m. New York City time on September 17, 2010, the date that is one (1) business day prior to the Expiration Date. There is no guarantee that the application for quotation will be approved.

The Rights may be sold either through the Subscription Agent, without incurring transaction fees, or through brokerage firms, which may charge a transaction fee or commission to sell the Rights.

To exercise your Rights, Computershare Trust Company, N.A. (the “Subscription Agent”) must receive, in the manner specified herein, at or prior to 5:00 p.m., New York City time, on September 20, 2010, either (A) a properly completed and duly executed Form of Exercise, Sale or Transfer of Subscription Rights and a money order or check or bank draft drawn on a bank or branch located in the United States and payable to “Computershare Trust Company, N.A. (acting as Subscription Agent for Entech Solar, Inc.)” for an amount equal to the number of shares of Common Stock subscribed for pursuant to the Basic Subscription Right and the Over-Subscription Privilege multiplied by the Subscription Price; or (B) a Notice of Guaranteed Delivery guaranteeing delivery of (i) a properly completed and duly executed Form of Exercise, Sale or Transfer of Subscription Rights and (ii) a money order or check or bank draft drawn on a bank or branch located in the United States and payable to “Computershare Trust Company, N.A. (acting as Subscription Agent for Entech Solar, Inc.)” for an amount equal to the number of shares of Common Stock subscribed for pursuant to the Basic Subscription and the Over-Subscription Privilege multiplied by the Subscription Price (which certificate and full payment must then be delivered by 5:00 p.m. New York City time on the third business day after the Expiration Date). Any Rights not exercised prior to the Expiration Date will expire automatically and will have no value.

The method of delivery of the Form of Exercise, Sale or Transfer of Subscription Rights and the payment of the Subscription Price are at the election and risk of the Rights Holder, but if sent by mail it is recommended that the Form of Exercise, Sale or Transfer of Subscription Rights and payment be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and clearance of payment prior to 5:00 p.m., New York City time on the Expiration Date or the date guaranteed payments are due under a Notice of Guaranteed Delivery (as applicable). Because uncertified personal checks may take at least five business days to clear, you are strongly urged to pay, or arrange for payment, by means of certified or cashier’s check or money order.

Because a Rights Holder may not receive all the shares for which it subscribed pursuant to the Over-Subscription Privilege, Rights Holders may receive a refund equal to: the amount tendered for shares subscribed for pursuant to the Over-Subscription Privilege less the product of the Subscription Price multiplied by the number of shares issued pursuant to the Over-Subscription Privilege. Any excess payment to be refunded by the Company to a Rights Holder will be mailed by the Subscription Agent as promptly as practicable. No interest will be paid on any amounts refunded.

Rights may be sold or transferred in the same manner and with the same effect as with a negotiable instrument payable to specific persons, by duly completing the Form of Exercise, Sale or Transfer of Subscription Rights. An application has been filed for the Rights to be quoted on the Over-The-Counter Bulletin Board under the ticker symbol “ENSLR.OB” from August 6, 2010 until 5:00 p.m., New York City time on the date that is one (1) business day prior to the Expiration Date. There is no guarantee that the application for quotation will be accepted. If you want the Subscription Agent to attempt to sell any of your unexercised Rights, check box “D” on the Form of Exercise, Sale or Transfer of Subscription Rights and complete Section 1. If you want a new Subscription Rights Certificate evidencing any unexercised Rights delivered to you or to someone else, check box “E” and indicate the address to which the Rights shall be delivered in Section 1. If you want some or all of your unexercised Rights transferred to a designated transferee, or to a bank or broker to sell for you, check box “F” and complete Section 2 on the Form of Exercise, Sale or Transfer of Subscription Rights.

ADDITIONAL INFORMATION

For a more complete description of the terms and conditions of this Rights Offering, please refer to the Company’s Prospectus. Additional copies of the Prospectus are available upon request from the information agent, Georgeson Inc., at (800) 676-0098 (call toll-free). You are encouraged to contact Georgeson Inc. if you have any questions concerning this Rights Offering.

Holder ID	COY	Class	Rights Qty Issued	Rights Cert #
123456789	BBX	Subscription Rights	XXX.XXXXXX	12345678

Signature of Owner and U.S. Person for Tax Certification	Signature of Co-Owner (if more than one registered holder listed)	Date (mm/dd/yyyy)